UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): November 16, 2010

Global Crossing Ltd.

(Exact name of registrant as specified in its charter)

Bermuda	001-16201	980189783
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification No.)

WESSEX HOUSE, 45 REID STREET, HAMILTON, Bermuda	HM12
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (441) 296-8600

Not Applicable

Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement

Indenture

On November 16, 2010, Global Crossing Limited (the “Company”) issued $150 million aggregate principal amount of 9% Senior Notes due 2019 (the “Notes”). The Notes were issued pursuant to an indenture, dated as of November 16, 2010 (the “Indenture”), among the Company, each of the guarantors identified therein (collectively, the “Guarantors”), and Wilmington Trust FSB, as trustee (the “Trustee”). The description of the Indenture contained in this report is qualified in its entirety by reference to the complete text of the Indenture, a copy of which is filed as Exhibit 4.1 to this report and incorporated herein by reference.

The Notes mature on November 15, 2019. The Notes bear interest at a rate of 9% per annum, computed on the basis of a 360-day year composed of twelve 30-day months and payable on May 15 and November 15 of each year, beginning on May 15, 2011.

The obligations under the Notes are guaranteed (the “Guarantees”) by all of the Company’s direct and indirect subsidiaries other than certain excluded subsidiaries.

The Notes and the Guarantees are senior unsecured obligations. Accordingly, they rank equally in right of payment with all of the Company’s and the Guarantors’ other existing and future senior indebtedness and are effectively subordinated to all of the Company’s and the Guarantors’ existing and future secured indebtedness to the extent of the collateral securing such indebtedness.

On or after November 15, 2014, the Company may redeem all or a part of the Notes at the redemption prices set forth in the Indenture, plus accrued and unpaid interest and additional interest (referred to as special interest), if any, to the applicable redemption date. In addition, at any time prior to November 15, 2014, the Company may, on one or more than one occasion, redeem some or all of the Notes at any time at a redemption price equal to 100% of the principal amount of the Notes redeemed, plus a “make-whole” premium, and accrued and unpaid interest and special interest, if any, to, the applicable redemption date. At any time prior to November 15, 2013, the Company may also redeem up to 35% of the aggregate principal amount of Notes, using the proceeds of certain qualified equity offerings, at a redemption price of 109% of the principal amount thereof.

If the Company experiences specified change of control events, the Company must offer to repurchase the Notes at a repurchase price equal to 101% of the principal amount of the Notes repurchased, plus accrued and unpaid interest and special interest, if any, to the applicable repurchase date.

If the Company sells assets under specified circumstances, the Company must offer to repurchase the Notes at a repurchase price equal to 100% of the principal amount of the Notes repurchased, plus accrued and unpaid interest and special interest, if any, to the applicable repurchase date.

The Indenture contains covenants that, among other things, restrict the ability of the Company and its restricted subsidiaries to:

•	incur additional indebtedness or issue disqualified stock or preferred stock;

•	create liens;

•	pay dividends, make investments or make other restricted payments;

•	sell assets;

•	consolidate, merge, sell or otherwise dispose of all or substantially all of the Company’s or their assets;

•	enter into transactions with affiliates; and

•	designate subsidiaries as unrestricted.

These covenants are subject to a number of important limitations and exceptions.

The Indenture provides for customary events of default. In the case of an event of default arising from specified events of bankruptcy or insolvency, all outstanding Notes will become due and payable immediately without further action or notice. If any other event of default under the Indenture occurs or is continuing, the Trustee or holders of at least 25% in principal amount of the then outstanding GCL Notes may declare all the notes to be due and payable immediately.

The Notes and the Guarantees have not been registered under the Securities Act of 1933, as amended, and may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements.

The Notes were issued at a price of 100%. The net proceeds received, after underwriting discounts and related expenses paid at closing, from the issuance of the Notes will be used to refinance the Company’s 5% convertible senior notes due 2011 (the “5% Convertible Notes”) and to pay related premium, fees and expenses.

Registration Rights Agreement

In connection with the issuance of the Notes, the Company and the Guarantors entered into an exchange and registration rights agreement, dated November 16, 2010, with the initial purchasers of the Notes (the “Registration Rights Agreement”). Under the terms of the Registration Rights Agreement, the Company and the Guarantors are required to use commercially reasonable efforts to have an exchange offer registration statement declared effective by the Securities and Exchange Commission (the “SEC”) on or prior to 365 days of November 16, 2010, enabling holders to exchange the Notes for registered notes with terms substantially identical to the terms of the Notes. Under specified circumstances, including if the exchange offer would not be permitted by applicable law or SEC policy, the Registration Rights Agreement would require that the Company and the Guarantors file a shelf registration statement for the resale of the Notes. If the Company and the Guarantors default on their registration obligations under the Registration Rights Agreement, special interest, up to a maximum amount of 1.0% per annum, will be payable on the Notes until all such registration defaults are cured. The description of the Registration Rights Agreement contained in this report is qualified in its entirety by reference to the complete text of the Registration Rights Agreement, a copy of which is filed as Exhibit 4.2 to this report and incorporated herein by reference.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

The information set forth in Item 1.01 of this report is incorporated by reference into this Item 2.03.

Item 8.01.	Other Events

The information set forth under Items 1.01 and 2.03 are incorporated herein by reference.

On November 16, 2010, the Company issued a press release announcing that it had completed its previously announced offering of the Notes and called all $144 million of its 5% Convertible Notes for redemption. A copy of the press release is filed as Exhibit 99.1 hereto and is incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits

See Exhibit Index below.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Global Crossing Ltd.

November 16, 2010	By:	Mitchell C. Sussis

/s/ MITCHELL C. SUSSIS
Name: Mitchell C. Sussis
Title: Senior Vice President, Secretary and Deputy General Counsel

Exhibit Index

Exhibit No.	Description of Exhibit

4.1	Indenture, dated November 16, 2010, by and among Global Crossing Limited, each of the guarantors identified therein, and Wilmington Trust FSB, as trustee.

4.2	Exchange and Registration Rights Agreement, dated November 16, 2010, by and among Global Crossing Limited, the guarantors identified therein and the representatives of the initial purchasers of the Notes.

99.1	Press Release, dated November 16, 2010, of Global Crossing Limited.